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                                                                   EXHIBIT 99(j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation in this Post-Effective Amendment No. 2 to the Registration Statement of Nationwide Asset Allocation Trust on Form N-1A (File No. 333-11797) of our report dated February 17, 1999 on our audits of the financial statements and financial highlights of Nationwide Asset Allocation Trust (comprising, respectively, the Aggressive Portfolio, Moderately Aggressive Portfolio, Moderate Portfolio, Moderately Conservative Portfolio, and Conservative Portfolio), which report is included in the Annual Report to Shareholders for the year ended December 31, 1998 which is incorporated by reference in this Post-Effective Amendment No. 2 to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information for the Aggressive Portfolio, Moderately Aggressive Portfolio, Moderate Portfolio, Moderately Conservative Portfolio, and Conservative Portfolio in this Post-Effective Amendment No. 2 to the Registration Statement.




                                                   PricewaterhouseCoopers LLP

Columbus, Ohio
April 30, 1999